SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



Date of the Report:  September 28, 1994           Commission file number 1-5805


                          CHEMICAL BANKING CORPORATION
             (Exact name of registrant as specified in its charter)






         Delaware                                                  13-2624438
(State or other jurisdiction
    of incorporation)                                        Identification No.)







270 Park Avenue, New York, New York                                    10017
(Address of principal executive offices)                              (Zip Code)






        Registrant's telephone number, including area code (212) 270-6000



                                  Page 1 of 10
                             Exhibit Index on Page 4

Item 5.  Other Events

         On September 20, 1994, the Board of Directors of Chemical Banking Corporation increased the quarterly dividend on the outstanding shares of its Common Stock to 44 cents a share, up 16 percent from 38 cents per share, payable on October 31, 1994 to stockholders of record at the close of business on October 6, 1994. On an annual basis, this represents an increase in the dividend rate to $1.76 per share, from $1.52 per share.

Item 7.     Financial Statements Pro Forma Financial Information and Exhibits

         The following documents are filed as exhibits to Chemical Banking Corporation's Registration Statements on Form S-3 (File Nos. 33-49965, 33-57104 and 33-53306):

Exhibit Number              Description

    4.33 Indenture dated as of May 15, 1993 between Margaretten Financial Corporation and The Bank of New York, as trustee (incorporated by reference to Exhibit 4(a) to Registration Statement No. 33-60262).

    4.34 Supplemental Indenture dated as of July 22, 1994 to the Indenture dated as of May 15, 1993 among Margaretten Financial Corporation, Chemical Banking Corporation and The Bank of New York, as trustee, and Guarantee dated as of July 22, 1994 by Chemical Banking Corporation.

                                    SIGNATURE






         Pursuant to the requirements of the Securities Exchange Act of 1934,

the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.






                                                   CHEMICAL BANKING CORPORATION




Dated:  September 28, 1994                         By:_________________________
                                                   John B. Wynne, Esq.
                                                   Secretary

                                  EXHIBIT INDEX

                                INDEX TO EXHIBITS

                                                      Sequentially Numbered
                                                      Page at Which Located or
Exhibit Number      Exhibit                           Incorporated by Reference

4.33                Indenture dated as of May 15,     (Incorporated by reference
                    1993 between Margaretten          to Exhibit 4(a) to
                    Financial Corporation and The     Registration Statement No.
                    Bank of New York, as trustee.     33-60262).

4.34                First Supplemental Indenture                  5
                    dated as of July 22, 1994 to
                    the Indenture dated as of
                    May 15, 1993 among Margaretten
                    Financial Corporation, Chemical
                    Banking Corporation and The
                    Bank of New York, as trustee.